         Exhibit10.1

CORTLAND CAPITAL MARKET SERVICES LLC
225 W. Washington St., 21st Floor
Chicago, IL 60606

August 29, 2017

SIGA TECHNOLOGIES, INC.
27 East 62nd Street
New York, NY 10065
Attention: Daniel Luckshire, Chief Financial Officer

Re:
Loan and Security Agreement dated as of September 2, 2016 (as amended by that certain First Amendment to Loan and Security Agreement dated as of September 27, 2016 and as further amended, supplemented or otherwise modified prior to the date hereof, the “LSA”) by and among Cortland Capital Market Services LLC, in its capacity as administrative agent for the Lenders and collateral agent for the Secured Parties (together with its successors and assigns in such capacity, “Agent”), OCM Strategic Credit SIGTEC Holdings, LLC, in its capacity as a Lender and in its capacity as Sole Lead Arranger, together with the other Lenders from time to time party thereto (each, a “Lender” and collectively, “Lenders”) and SIGA Technologies, Inc., a Delaware corporation (“Borrower”). Unless otherwise defined herein, all terms used herein which are defined in the LSA shall have the meaning assigned to such term in the LSA.

Ladies and Gentlemen:

1.    Amendment to Credit Agreement.    Borrower, Agent and Lenders hereby agree to add the following Section 1.3 to the LSA:

“Section 1.3    Accounting Provisions. Notwithstanding any change in GAAP that becomes effective after the Effective Date that would require lease obligations that would be treated as operating leases under GAAP as of the Effective Date to be classified and accounted for differently than operating leases were treated under GAAP as of the Effective Date, such lease obligations shall continue to be treated as operating lease obligations were treated under GAAP as of the Effective Date for all purposes under the Loan Documents.”

2.    Expenses.    Borrower hereby agrees to pay on demand all fees and expenses incurred by Lenders and Agent (including, but not limited to, fees and expenses of counsel) in connection with the preparation, negotiation and execution of this letter agreement.

3.    Counterparts.    This letter agreement may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this letter agreement until a counterpart hereof has been executed by Borrower, Agent, and Lenders. Facsimiles or other electronic transmission (e.g., .pdf) shall be effective as originals.

4.    Complete Agreement.    THIS LETTER AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

5.    Loan Document.    This letter agreement constitutes a “Loan Document” under and as defined in the LSA.

6.    Governing Law.    THIS LETTER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE).

[SIGNATURE PAGES TO FOLLOW]
IN WITNESS WHEREOF, each of the undersigned has executed this letter agreement as of the date set forth above.

BORROWER:

SIGA TECHNOLOGIES, INC.

By:     /s/ Daniel J. Luckshire
Name:    Daniel J. Luckshire
Title:     Chief Financial Officer

AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By:     /s/ Emily Ergang Pappas
Name:    Emily Ergang Pappas
Title:     Associate Counsel

LENDER:

OCM STRATEGIC CREDIT SIGTEC HOLDINGS, LLC

By: Oaktree Fund GP IIA, LLC
Its: Manager

By: Oaktree Fund GP II, L.P.
Its: Managing Member

By:     /s/ Nilay Mehta
Name:    Nilay Mehta
Title:     Senior Vice President

By:     /s/ Milwood Hobbs, Jr.
Name:    Milwood Hobbs, Jr.
Title:     Managing Director